Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

7-ELEVEN, INC.

(Exact name of registrant as specified in its charter)

Texas	75-1085131
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2711 North Haskell Avenue

Dallas, Texas 75204-2906

(Address of principal executive offices, including zip code)

7-ELEVEN, INC. 1995 STOCK INCENTIVE PLAN

(formerly known as The Southland Corporation 1995 Stock Incentive Plan)

(Full title of the plan)

(Name, address and telephone number of agent for service)

David T. Fenton

Associate General Counsel

7-Eleven, Inc.

2711 North Haskell Avenue

Dallas, Texas 75204-2906

(214) 828-7011

copies to:

Mark Early

Vinson & Elkins L.L.P.

2001 Ross Avenue, Suite 3700

Dallas, Texas 75201-2975

(214) 220-7700

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock, par value $0.0001 per share(2)	3,000,000 shares	$11.39(2)	$34,170,000(2)	$2,764.35

(1)	If, as a result of stock splits, stock dividends or similar transactions, the number of securities purported to be registered on this Registration Statement changes, the provisions of Rule 416 shall apply to this Registration Statement, and this Registration Statement shall be deemed to cover the additional securities resulting from the split of, or dividend on the securities covered by this Registration Statement.
(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, using the average of the high and low trading prices of the Registrant’s Common Stock reported on the New York Stock Exchange on July 30, 2003.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

This Registration Statement is being filed, in accordance with General Instruction E to Form S-8, to register additional shares of common stock, $0.0001 par value per share, of 7-Eleven, Inc., a Texas corporation (the “Company”), that may be issued under the Company’s 1995 Stock Incentive Plan, as amended (the “Plan”). The contents of the Company’s Registration Statement on Form S-8 filed on October 23, 1995 (File Number 333-63617) registering 41,000,000 shares of stock (which, after adjusting for the one-for-five reverse stock split on May 1, 2000, is 8,200,000 shares of stock) under the Plan are incorporated herein by reference.

Item 8. Exhibits.

Exhibit Number	Description

4.1	The 7-Eleven, Inc. 1995 Stock Incentive Plan, as amended

5.1	Opinion of Vinson & Elkins L.L.P.

23.1	Consent of Pricewaterhouse Coopers LLP, Independent Auditors

23.2	Consent of Vinson & Elkins L.L.P. (included in its opinion filed as Exhibit 5.1 hereto)

24.1	Power of Attorney (included in the signature pages hereto)

2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 1st day of August, 2003.

7-ELEVEN, INC.

By:	/s/ James W. Keyes
James W. Keyes President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below authorizes and appoints James W. Keyes, Bryan F. Smith, Jr. and David T. Fenton, each of them severally, acting alone and without the other, as his attorney-in-fact to execute in the name of such person who is then an officer or director of the Company to file any amendments to this Registration Statement necessary or advisable to enable the Registrant to comply with the Securities Act and any rules, regulations and requirements of the registration of the securities which are the subject of this Registration Statement, which amendments may make such changes in the Registration Statement as such attorney-in-fact may deem appropriate.

Signature	Title	Date

/s/ Toshifumi Suzuki Toshifumi Suzuki	Chairman of the Board and Director	August 1, 2003

/s/ James W. Keyes James W. Keyes	President and Chief Executive Officer (Principal Executive Officer)	August 1, 2003

/s/ Edward W. Moneypenny Edward W. Moneypenny	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	August 1, 2003

/s/ Sylvester J. Johnson Sylvester J. Johnson	Vice President and Controller (Principal Accounting Officer)	August 1, 2003

Masaaki Asakura	Senior Vice President and Director	August 1, 2003

/s/ Yoshitami Arai Yoshitami Arai	Director	August 1, 2003

/s/ Timothy N. Ashida Timothy N. Ashida	Director	August 1, 2003

/s/ Jay W. Chai Jay W. Chai	Director	August 1, 2003

Gary J. Fernandes	Director	August 1, 2003

/s/ Masaaki Kamata Masaaki Kamata	Director	August 1, 2003

/s/ Kazuo Otsuka Kazuo Otsuka	Director	August 1, 2003

/s/ Lewis E. Platt Lewis E. Platt	Director	August 1, 2003

/s/ Nobutake Sato Nobutake Sato	Director	August 1, 2003

INDEX TO EXHIBITS

Exhibit Number	Description

4.1	The 7-Eleven, Inc. 1995 Stock Incentive Plan, as amended*

5.1	Opinion of Vinson & Elkins L.L.P.*

23.1	Consent of Pricewaterhouse Coopers, LLP, Independent Auditors*

23.2	Consent of Vinson & Elkins L.L.P. (included in its opinion filed as Exhibit 5.1 hereto)

24.1	Power of Attorney (included in the signature pages hereto)

*Filed herewith